Exhibit 10.27
2020
UL Inc. Long-Term Incentive Plan
(As Amended and Restated Effective January 1, 2020)
I. INTRODUCTION
1.1    Purpose. UL Inc., a Delaware corporation (the “Company”), maintains this Long Term Incentive Plan, as amended from time to time (this “Plan”), (a) to align the Company’s interests with the interests of the recipients of Awards under this Plan by providing a means to increase the proprietary interest of such recipients in the growth and success of the Company and its Affiliates, (b) to advance the interests of the Company by increasing its ability to attract and retain highly competent officers and employees, and (c) to motivate such persons to act in the long-term best interests of the Company. This Plan is amended and restated effective January 1, 2020.
1.2    Certain Definitions.
“Affiliate” shall mean a direct or indirect subsidiary of the Company. Notwithstanding the foregoing, solely for purposes of CSARs, the term “Affiliate” is limited to eligible issuers of Common Stock under Treasury Regulation Section 1.409A-1(b)(5)(iii)(E)(1)).
“Agreement” shall mean the written or electronic agreement(s) evidencing an Award under this Plan between the Company and the recipient of such Award.
“Award” shall refer to either or both of CSAR Awards and Performance Cash Awards made under this Plan, as the context indicates.
“Award Date” means the date specified in an Executive’s Award Agreement as the grant date of the Award.
“Base Price” shall mean, with respect to a CSAR Award, the value assigned to each share of Common Stock subject thereto by the Committee which shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date such CSAR Award is granted.
“Board” shall mean the Board of Directors of the Company.
“Cash Settled Appreciation Right” or “CSAR” shall mean a right granted under this Plan, which entitles the holder thereof to receive, upon exercise, an amount in cash with an aggregate value equal to the excess, if any, of (a) the Fair Market Value of one share of Common Stock on the applicable Exercise Date, over (b) the applicable Base Price of such share of Common Stock, multiplied by the number of shares of Common Stock subject to the CSAR Award that are vested and exercised.
“CSAR Award” shall mean an Award of CSARs under this Plan. A CSAR Award may specify that it vests based on the passage of time, the attainment of Performance Metrics, or both.

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“Cause” with respect to the holder of an Award, shall mean (a) the holder’s refusal to perform, or disregard of, (i) the holder’s duties or responsibilities under the holder’s written offer letter, employment agreement or job description or (ii) the specific directives of the officer or other executive of the Company, an Affiliate or ULI to whom the holder reports; (b) the holder’s willful, reckless or grossly negligent commission of act(s) or omission(s) which have resulted in or are likely to result in, a loss to, or damage to the reputation of, the Company, any of its Affiliates or ULI, or that compromise the safety of any employee or other person; (c) the holder’s act of fraud, embezzlement or theft in connection with the holder’s duties to the Company, an Affiliate or ULI or in the course of his or her employment or service, or the holder’s commission of a felony or any crime involving dishonesty or moral turpitude; (d) the holder’s material violation of the policies or standards of, or any statutory or common law duty of loyalty to, the Company, any Affiliate or ULI; or (e) any material breach by the holder of any written employment agreement between the holder and the Company or any Affiliate or one or more noncompetition, nonsolicitation, confidentiality or other restrictive covenants to which the holder is subject.
“Change in Control” shall mean:
(a)    the acquisition by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding equity interests in the Company or the combined voting power of the Company’s then outstanding voting securities;
(b)    the consummation of a reorganization, merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, in each case with respect to which persons who held equity interests in the Company immediately prior to such reorganization, merger, consolidation or sale do not immediately thereafter own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities of the surviving or resulting corporation or other entity; provided, however, that any such transaction consummated in connection with, or for the purpose of facilitating, an initial public offering of the Company’s voting securities pursuant to an effective registration statement under the Securities Act shall not constitute a Change in Control hereunder; or
(c)    the date that individuals who, as of the effective date, constitute the Board (the “Incumbent Board”) no longer constitute at least a majority of the Board for any reason; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election, was approved either by the vote of at least a majority of (i) the directors then comprising the Incumbent Board or (ii) the combined voting power of the then outstanding securities of the Company then held by ULI, shall be deemed a member of the Incumbent Board.
“Code” shall mean the Internal Revenue Code of 1986, as amended.

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“Committee” shall mean the committee designated by the Board to administer this Plan. If no committee is so designated by the Board, the Board shall serve as the Committee under this Plan.
“Common Stock” shall mean the Class B, non-voting common stock, par value $0.0001 share, of the Company. For avoidance of doubt, Common Stock is intended to satisfy the definition of “service recipient stock” under Treasury Regulation Section 1.409A-1(b)(5)(iii).
“Company” shall mean UL Inc., a Delaware corporation.
“Corporate Transaction Event” shall mean:
(a)    the acquisition by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 10% of either the then outstanding equity interests in the Company or the combined voting power of the Company’s then outstanding voting securities;
(b)    the consummation of a reorganization, merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, in each case with respect to which persons who held equity interests in the Company immediately prior to such reorganization, merger, consolidation or sale do not immediately thereafter own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities of the surviving or resulting corporation or other entity;
(c)    an initial public offering of the Company’s voting securities pursuant to an effective registration statement under the Securities Act; or
(d)    the date that the Incumbent Board (as defined in “Change in Control” above) no longer constitute at least a majority of the Board for any reason; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election, was approved either by the vote of at least a majority of (i) the directors then comprising the Incumbent Board or (ii) the combined voting power of the then outstanding securities of the Company then held by ULI, shall be deemed a member of the Incumbent Board.
“Death/Disability Accelerated CSAR” shall mean a vested CSAR with respect to which all conditions precedent to an automatic exercise have been satisfied as a result of an Executive’s death or Disability. The settlement of Death/Disability Accelerated CSARs is addressed in Section 4.1.
“Disability” shall mean the inability of the recipient of an Award, due to physical or mental incapacity, to perform substantially such recipient’s duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

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“Early Retirement” shall mean the Executive’s voluntary termination of employment with all Employers on or after having completed at least 5 Years of Employment and attained an age that, when added to the number of the Executive’s Years of Employment, equals at least 70 (e.g., age 55 and 15 Years of Employment, age 60 Years and 10, age 65 and 5, etc.).
“Early Retirement Accelerated CSAR” shall mean a vested CSAR with respect to which all conditions precedent to an automatic exercise have been satisfied as a result of an Executive’s Early Retirement. The settlement of Early Retirement Accelerated CSARs is addressed in Section 4.1.
“Employer” shall mean the Company, any Affiliate, or both for whom a person granted a CSAR or a Performance Cash Award hereunder performs services.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Executive” means a person (a) who is (i) an officer or other employee of the Company and its Affiliates, or (ii) a former officer or other employee of the Company and its Affiliates who received one or more Awards under the Plan while actively employed by the Company and its Affiliates; and (b) who the Committee has selected to receive an Award under Section 1.5. For purposes of this Plan, references to employment by the Company shall also mean employment by an Affiliate. Only common law employees (or former common law employees) may be Executives. Individuals in an agency or independent contractor relationship with the Company (other than individuals who are former employees) shall not be Executives.
“Exercise Date” means the first business day following the close of an Exercise Window.
“Exercise Window” means the two-week period established by the Committee following the Board’s confirmation of the valuation results for the immediately preceding year (or other period designated by the Board), during which an Executive may exercise any vested CSARs, subject to the terms and limits of this Plan and any applicable Agreements.
“Expiration Date” means the date set forth in the Agreement evidencing a CSAR Award by which the CSAR Award must be exercised, if at all.
“Expiring CSAR” shall mean a vested CSAR with respect to which the Expiration Date has occurred and that is subject to automatic exercise as a result thereof. The settlement of Expiring CSARs is addressed in Section 4.1.
“Fair Market Value” shall mean, for any date, the value of each share of Common Stock determined in good faith by the Committee pursuant to a reasonable valuation method in accordance with Section 409A of the Code, including without limitation, by reliance on an independent appraisal completed within the preceding twelve (12) months.
“Good Reason” with respect to the holder of an Award (a) shall have the meaning assigned to such term in any written employment agreement between the holder and the

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Company or any Affiliate or (b) in the absence of any such written employment agreement, shall mean the holder’s resignation from employment with the Company and its Affiliates as a result of one or more of the following reasons, in each case, without the consent of the holder: (i) the amount of the holder’s base compensation is materially reduced; (ii) the Company materially and adversely changes the individual’s authority, duties or responsibilities or materially reduces the authority, duties or responsibilities of the supervisor to whom the holder is required to report (including the requirement that the holder report to an officer or executive instead of the Board); (iii) a material breach by the Company of the terms of any employment agreement between the Company and the holder; or (iv) the Company changes the individual’s place of work to a location more than fifty (50) miles from the individual’s present place of work; provided, however, that no Good Reason shall exist unless (A) the holder provides written notice to the Company detailing the specific circumstances alleged to constitute Good Reason within thirty (30) calendar days after the first occurrence of such circumstances, (B) the Company does not remedy the circumstances alleged to constitute Good Reason within thirty (30) calendar days following receipt of such written notice and (C) the holder terminates employment no later than ninety (90) calendar days following the first occurrence of such circumstances.
“Involuntarily Settled Awards” shall mean, collectively, Expiring CSARs, Death/Disability Accelerated CSARs, Settleable Performance Cash Awards and Early Retirement Accelerated CSARs.
“Non-Plan Award” shall mean a long-term incentive award granted by the Company under a plan, arrangement or agreement other than the Plan, as in effect from time to time. The Committee, in its sole discretion, shall determine whether an award is a Non-Plan Award. The settlement of Non-Plan Awards is addressed in Section 4.1.
“Performance Cash Award” shall mean a right granted under this Plan, which entitles the holder thereof to receive a single sum cash payment that, at Target, is equal to a dollar amount specified in the related Performance Cash Award Agreement. A Performance Cash Award may specify that it vests based on the passage of time, the attainment of Performance Metrics, or both.
“Performance Metrics” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (a) as a condition to the grant or exercisability of all or a portion of a CSAR, or (b) in the case of a Performance Cash Award, during the applicable Restriction Period or Performance Period(s) as a condition to the holder’s receipt of payment, and amount of payment, with respect to such Award.
“Performance Period” shall mean any period designated by the Committee during which the Performance Metrics applicable to an Award shall be measured.
“Restriction Period” shall mean any period designated by the Committee during which the conditions to vesting applicable to a Performance Cash Award shall remain in effect.
“Retirement” shall mean the Executive’s voluntary termination of employment with all Employers (i) on or after attainment of age 62 and completion of at least 10 Years of

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Employment, or (ii) with respect to individuals employed outside the United States, if local law outside of the United States requires use of an earlier retirement age, on or after such earlier age.
“Settleable Performance Cash Award” shall mean a vested Performance Cash Award with respect to which all conditions precedent to settlement have occurred pursuant to the Plan and/or the Agreement under which it was awarded. The settlement of Settleable Performance Cash Awards is addressed in Section 4.1.
“Settlement Limit” means an amount equal to ten percent (10%) of the Company’s “free cash flow” as shown on the Company’s accumulation financial measures that form part of the Company’s financial statements as of December 31 of the preceding year. The purpose of the Settlement Limit is to ensure that the total amount payable by the Company pursuant to the exercise or settlement of all outstanding Awards and any Non-Plan Awards in any calendar year does not exceed the Settlement Limit. For avoidance of doubt, except as may be expressly provided under the Plan document or an Agreement issued thereunder (or an amendment thereto), the Settlement Limit applies to all Awards and other long-term incentive awards granted by the Company that have been, are being, or reasonably could be expected to be, exercised or settled during the calendar year. Application of the Settlement Limit, including reductions thereto (and corresponding definitions associated with such reductions), are addressed in Section 4.1.
“Target” shall mean an amount payable pursuant to a Performance Cash Award or a number of CSARs to be granted pursuant to a CSAR Award, in each case, as set forth in the applicable Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“ULI” shall mean Underwriters Laboratories Inc., a Delaware not-for-profit corporation.
“Voluntarily Elected CSAR” shall mean a vested CSAR for which an exercise notice has been delivered in accordance with the applicable Agreement. The settlement of Voluntarily Elected CSARs is addressed in Section 4.1.
“Years of Employment” shall mean the number of the Executive’s full twelve month periods of continuous employment with an Employer as a regular, salaried employee working twenty (20) or more regularly scheduled hours per week, beginning on the Executive’s initial hire date, including periods of prior employment with an Employer, but not including any period when the Executive was not employed by an Employer or was not employed as a regular, salaried employee working twenty (20) or more regularly scheduled hours per week.
1.3    Administration. This Plan shall be administered by the Committee. Any one or a combination of the following Awards may be made under this Plan to eligible persons: (a) Cash Settled Appreciation Rights and (b) a Performance Cash Award. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan, determine the form, amount, value and timing of each Performance Cash Award and/or Award of CSARs to such persons and, if applicable, the number of shares of Common Stock represented by such an

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Award, the Base Price associated with the Award, the time and conditions of exercise or settlement of the Award (including, in accordance with Section 4.1, the application of the Settlement Limit thereto or the waiver of the Settlement Limit with respect to one or more calendar years), the Performance Metrics applicable to the Award, the application of a Restriction Period on the Award and all other terms and conditions of an Award, including, without limitation, the form of the Agreement evidencing the Award. The Committee may, in its sole discretion and for any reason at any time, take action such that (a) any or all CSARs shall become vested and/or exercisable in part or in full, either immediately or upon a subsequent termination of employment, (b) all or a portion of the Restriction Period or the Performance Period applicable to any outstanding Performance Cash Award shall lapse either immediately or upon a subsequent termination of employment, and (c) the Performance Metrics applicable to some or all outstanding Awards (if any) shall be deemed to be satisfied at the Target, maximum or any other level.
The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations, and conditions shall be final, binding, and conclusive.
The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the President and Chief Executive Officer or any other executive officer of the Company with regard to (i) the grant of any Award to the President and Chief Executive Officer or (ii) the grant of any Award to a former officer or other employee of the Company and its Affiliates.
1.4    Indemnification. No member of the Board or Committee, and none of the President and Chief Executive Officer or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee, the President and Chief Executive Officer and other executive officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.
1.5    Eligibility. An individual may receive an Award from time to time upon satisfaction of the positional criteria for an Executive and his or her selection by the Committee, in its sole discretion. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

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II. CASH SETTLED APPRECIATION RIGHTS
2.1    Cash Settled Appreciation Rights. The Committee may, in its discretion, grant CSARs to such eligible persons as may be selected by the Committee. CSARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a)    Number of CSARs and Base Price. The number of CSARs subject to an Award shall be determined by the Committee. The Base Price of a CSAR shall be determined by the Committee, provided, however, that such Base Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Award Date of such CSAR, as determined in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan or an Agreement to the contrary, the Committee shall have no authority to reduce the Base Price of a CSAR after the Award Date, directly or indirectly.
(b)    Exercise Period and Exercisability. The Committee shall determine, in its discretion, and set forth in the Agreement, terms and conditions for the vesting and exercisability of a CSAR. The Committee may, in its discretion, establish Performance Metrics which shall be satisfied or met as a condition to the grant of a CSAR or to the exercisability of all or a portion of a CSAR. The Committee shall determine whether a CSAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable CSAR, or portion thereof may be exercised only with respect to a whole number of CSARs.
(c)    Method of Exercise. A CSAR, to the extent vested, may be exercised during an Exercise Window (A) by giving written or electronic notice to the Company specifying the whole number of CSARs which are being exercised and (B) by executing such documents as the Committee may reasonably request.
2.2    Termination of Employment or Service. Subject to the requirements of the Code, all of the terms relating to the exercise, forfeiture, cancellation or other disposition of a CSAR upon a termination of employment with or service to the Company, its Affiliates or ULI of the recipient of such CSAR, as the case may be, whether due to Disability, death or under any other circumstances, shall be determined by the Committee and set forth in the appropriate Agreement.
III. PERFORMANCE CASH AWARDS
3.1    Terms of Performance Cash Awards. The Committee may, in its discretion, grant Performance Cash Awards to such eligible persons as may be selected by the Committee. Performance Cash Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

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(a)    Amount and Other Terms. The Target payout amount of any Performance Cash Award, the Restriction Period, the Performance Period, and the Performance Metrics applicable to a Performance Cash Award shall be determined by the Committee and set forth in the applicable Agreement. Actual Performance Cash Award payments may range from 0% to a maximum potential value of 200% of the Performance Cash Award’s value at Target, based on the satisfaction of (or failure to satisfy) the applicable Performance Metrics for the Performance Period. For avoidance of doubt, a Performance Cash Award may be earned over multiple consecutive Performance Periods, each of which may have its own Performance Metrics and Target payout. (For example, but without limitation, the payout of a Performance Cash Award could be determined based on the satisfaction of Performance Metrics established annually for each of three consecutive one-year Performance Periods and subject to a three-year Restriction Period.)
(b)    Vesting and Forfeiture. The Agreement relating to a Performance Cash Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan (i) for the vesting of such Performance Cash Award (A) if the holder of such Award remains continuously in the employment of or service to the Company or an Affiliate during the specified Restriction Period and (B) if specified Performance Metrics are satisfied or met during the specified Performance Period(s) and (ii) for the forfeiture of all or a portion of the Performance Cash Award (A) if the holder of such Award does not remain continuously in the employment of or service to the Company or an Affiliate during the specified Restriction Period or (B) if specified Performance Metrics are not satisfied or met during the specified Performance Period(s).
(c)    Payment of Performance Cash Award. The Agreement relating to a Performance Cash Award shall specify the terms and conditions for the payment of such Award. The Company will make a single sum cash payment of any earned Performance Cash Award to an Executive no later than two and one half months after the end of the calendar year in which the Performance Period ends (or when the Performance Cash Award becomes vested, if later). The Executive shall not be entitled to any earnings on the value of the amount payable for the period between (i) the later of the end of the Performance Period or the date of vesting and (ii) the receipt of such payment.
3.2    Termination of Employment or Service. All of the terms relating to the termination of the Restriction Period and the satisfaction of Performance Metrics relating to a Performance Cash Award, or any forfeiture, cancellation, or other disposition of such Award upon a termination of employment with or service to the Company, its Affiliates or ULI of the recipient of such Award, as the case may be, whether due to Disability, death or under any other circumstances, shall be determined by the Committee and set forth in the appropriate Agreement.
IV. GENERAL
4.1    Application of Settlement Limit. The total amount payable by the Company pursuant to the exercise or settlement of all outstanding Awards and any Non-Plan Awards that

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may be settled in any calendar year may not exceed the Settlement Limit. The Settlement Limit shall be applied with respect to a calendar year in accordance with the following hierarchy:
(a)    First, any Expiring CSARs shall be exercised and settled, and any Settleable Performance Cash Awards shall be settled. If the total amount payable with respect to such Expiring CSARs and Settleable Performance Cash Awards exceeds the Settlement Limit, then such Expiring CSARs and/or Settleable Performance Cash Awards with the earliest Award Date shall be exercised (if applicable) and settled first (up to the Settlement Limit), such Expiring CSARs and/or Settleable Performance Cash Awards with the next earliest Award Date shall be exercised (if applicable) and settled next (up to the Settlement Limit), and so on. In the event that the settlement of all Expiring CSARs and Settleable Performance Cash Awards with the same Award Date (referred to as a “class” of Awards) is limited by the Settlement Limit, then:
(i)    the number of Expiring CSARs within such class that are exercised on behalf of any Executive shall be equal to (A) a fraction, the numerator of which is the amount payable in respect of the total number of Expiring CSARs within such class and the denominator of which is the sum of (I) the amount payable in respect of the total number of Expiring CSARs within the class plus (II) the amount payable in respect of all Settleable Performance Cash Awards in the class, multiplied by (B) the Settlement Limit, divided by (C) the amount payable in respect of a single Expiring CSAR in the class, and multiplied by (D) a fraction, the numerator of which is the number of such Executive’s Expiring CSARs in the class and the denominator of which is the total number of Expiring CSARs in the class; and
(ii)    the portion of a Settleable Performance Cash Award within such class that is settled on behalf of any Executive shall be equal to (A) a fraction, the numerator of which is the amount payable in respect of all Settleable Performance Cash Awards in such class and the denominator of which is the sum of (I) the amount payable in respect of the total number of Expiring CSARs within the class plus (II) the amount payable in respect of all Settleable Performance Cash Awards in the class, multiplied by (B) the Settlement Limit, and divided by (C) the amount payable in respect of the total number of Settleable Performance Cash Awards in the class.
(b)    Second, if settlement pursuant to paragraph (a) is not limited by the Settlement Limit, then any Death/Disability Accelerated CSARs shall be exercised and settled. If the total amount payable with respect to such Death/Disability Accelerated CSARs exceeds the Settlement Limit less the aggregate amount payable pursuant to paragraph (a) (the “First Reduced Settlement Limit”), then such Death/Disability Accelerated CSARs with the earliest Award Date shall be exercised first (up to the First Reduced Settlement Limit), such Death/Disability Accelerated CSARs with the next earliest Award Date shall be exercised next (up to the First Reduced Settlement Limit), and so on. In the event that the settlement of a class of Death/Disability Accelerated

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CSARs is limited by the First Reduced Settlement Limit, then the number of Death/Disability Accelerated CSARs within such class that are exercised on behalf of any Executive shall be equal to (i) the First Reduced Settlement Limit, divided by (ii) the amount payable in respect of a single Death/Disability Accelerated CSAR in the class, and multiplied by (iii) a fraction, the numerator of which is the number of such Executive’s Death/Disability Accelerated CSARs in the class and the denominator of which is the total number of Death/Disability Accelerated CSARs in the class.
(c)    Third, if settlement pursuant to paragraph (b) is not limited by the First Reduced Settlement Limit, then any Early Retirement Accelerated CSARs shall be exercised and settled. If the total amount payable with respect to such Early Retirement Accelerated CSARs exceeds the First Reduced Settlement Limit less the aggregate amount payable pursuant to paragraph (b) (the “Second Reduced Settlement Limit”), then such Early Retirement Accelerated CSARs with the earliest Award Date shall be exercised first (up to the Second Reduced Settlement Limit), such Early Retirement Accelerated CSARs with the next earliest Award Date shall be exercised next (up to the Second Reduced Settlement Limit), and so on. In the event that the settlement of a class of Early Retirement Accelerated CSARs is limited by the Second Reduced Settlement Limit, then the number of Early Retirement Accelerated CSARs within such class that are exercised on behalf of any Executive shall be equal to (i) the Second Reduced Settlement Limit, divided by (ii) the amount payable in respect of a single Early Retirement Accelerated CSAR in the class, and multiplied by (iii) a fraction, the numerator of which is the number of such Executive’s Early Retirement Accelerated CSARs in the class and the denominator of which is the total number of Early Retirement Accelerated CSARs in the class.
(d)    Fourth, if settlement pursuant to paragraph (c) is not limited by the Second Reduced Settlement Limit, then any Voluntarily Elected CSARs shall be exercised and settled. If the total amount payable with respect to such Voluntarily Elected CSARs exceeds the Second Reduced Settlement Limit less the aggregate amount payable pursuant to paragraph (c) (the “Third Reduced Settlement Limit”), then such Voluntarily Elected CSARs with the earliest Award Date shall be exercised first (up to the Third Reduced Settlement Limit), such Voluntarily Elected CSARs with the next earliest Award Date shall be exercised next (up to the Third Reduced Settlement Limit), and so on. In the event that the settlement of a class of Voluntarily Elected CSARs is limited by the Third Reduced Settlement Limit, then the number of Voluntarily Elected CSARs within such class that are exercised on behalf of any Executive shall be equal to (i) the Third Reduced Settlement Limit, divided by (ii) the amount payable in respect of a single Voluntarily Elected CSAR in the class, and multiplied by (iii) a fraction, the numerator of which is the number of such Executive’s Voluntarily Elected CSARs in the class and the denominator of which is the total number of Voluntarily Elected CSARs in the class.
Notwithstanding the foregoing, if the settlement of Involuntarily Settled Awards is limited in any calendar year by application of the Settlement Limit, the First Reduced Settlement Limit (as defined in paragraph (b) above) or the Second Reduced Settlement Limit (as defined in

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paragraph (c) above), then (i) the portion of such Involuntarily Settled Awards that remains unsettled shall be settled in the next calendar year prior to any Involuntarily Settled Awards first becoming settleable in such next calendar year, subject to the Settlement Limit in effect for that year (and if not settled in the next calendar year due to application of the Settlement Limit thereof, then settled in the following calendar year, and so on), and (ii) in the case of any Expiring CSARs, the Expiration Date thereof automatically will be extended until the next following Exercise Date; provided, however, in the event that any portion of the Expiring CSARs has not been exercised as of the tenth (10th) anniversary of the applicable Award Date, whether by application of the Settlement Limit or otherwise, such portion of the Expiring CSARs shall be forfeited and the right to exercise them shall be cancelled. Further notwithstanding the foregoing, all Involuntarily Settled Awards with respect to a calendar year shall be settled before any Non-Plan Award may be settled.
4.2    Effective Date and Term of Plan. This amended and restated Plan document shall be effective as of January 1, 2020. This Plan shall automatically terminate ten (10) years after the most recent Award Date unless and until (a) a subsequent Award is granted hereunder, on which date such prior automatic termination date shall be superseded and a new ten (10) year automatic termination date shall be established, or (b) the Plan is terminated earlier by affirmative action of the Board. Termination of this Plan shall not affect the terms or conditions of any Award granted prior to such termination.
4.3    Amendments. The Board may amend this Plan as it shall deem advisable. No amendment may materially impair the rights of a holder of an outstanding Award without the consent of such holder.
4.4    Agreement. Each Award hereunder shall be subject to the terms of an Agreement executed by the Company and accepted by the recipient of such Award. Upon the recipient’s acceptance and delivery of the Agreement to the Company in accordance with the applicable procedures prescribed by the Company for this purpose (which may be electronic), such Award shall be effective as of the date set forth in the Agreement.
4.5    Non-Transferability of Awards. Unless the Committee provides for the transferability of a particular Award and such transferability is specified in the Agreement relating to such Award, no Award shall be transferable other than to a beneficiary described in Section 4.10, or otherwise approved by the Committee. Except to the extent permitted by the foregoing sentence or the Agreement relating to the Award, each Award may be exercised or settled during the recipient’s lifetime only by the recipient or the recipient’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to the Award, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Award, such Award and all rights thereunder shall immediately become null and void.
4.6    Tax Withholding. Any cash payments in settlement of an Award made hereunder shall be subject to (and “net of”) all applicable federal, state, local or other tax

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withholding and required deductions. Alternatively, the Company shall have the right to require, prior to the payment of any cash pursuant to an Award made hereunder, payment by the holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award.
4.7    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution, a corporate separation, Corporate Transaction Event or other reorganization or liquidation, the Committee may adjust the number of shares of Common Stock to which a CSAR applies or may substitute shares of another party to the transaction for Common Stock, and may also adjust the Performance Metrics, Base Price, and other terms of outstanding Awards, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The decision of the Committee regarding any such adjustment shall be final, binding, and conclusive. In the case of a CSAR, such modifications shall be made in accordance with Treasury Regulation Section 1.409A-1(b)(5)(v)(D).
4.8    Corporate Transaction Event. This Section 4.8 clarifies, rather than limits, the Committee’s discretion with respect to the adjustment of Awards in the event of the occurrence of a Corporate Transaction Event. In the event of a Corporate Transaction Event, the Board (as constituted prior to the Corporate Transaction Event), in its discretion, may:
(a)    require that shares of capital stock or other equity interests of the corporation or entity resulting from or succeeding to the business of the Company pursuant to such Corporate Transaction Event, or a parent corporation thereof, be substituted for some or all of the Common Stock represented by an outstanding CSAR Award, with an appropriate and equitable adjustment to such CSAR Award as determined by the Board or Committee in accordance with Section 4.7; and/or
(b)    require that an outstanding Performance Cash Award be either (i) substituted with an award of capital stock or other equity interests of the corporation or entity resulting from or succeeding to the business of the Company pursuant to such Corporate Transaction Event, or a parent corporation thereof of equivalent to the value of such Performance Cash Award at Target, or (ii) assumed by such a resulting, successor or parent corporation, with such appropriate and equitable adjustments to such Performance Cash Award (including any appropriate modification to the Performance Metrics of an assumed award) as determined by the Board or Committee in accordance with Section 4.7; and/or

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(c)    require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for each holder to receive:
(i)    a cash payment from the Company in an amount equal to (A) in the case of a CSAR Award, the number of shares of Common Stock then subject to such CSAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock on the date of occurrence of the Corporate Transaction Event, over the Base Price per share of Common Stock represented by such CSAR, and (B) in the case of a Performance Cash Award, the greater of (x) the value of such Performance Cash Award that has accrued in accordance with its terms as of the date of the Corporate Transaction Event or (y) the value of such Performance Cash Award at Target, in each case, then subject to the portion of such Award surrendered;
(ii)    shares of capital stock or other equity interests of the Company (as constituted after consummation of the Corporate Transaction Event), the corporation or entity resulting from or succeeding to the business of the Company pursuant to such Corporate Transaction Event, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or
(iii)    a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.
In the event that the Board takes the action described in clause (a) above or (b) upon the occurrence of a Change in Control, and the employment of a holder of an Award is terminated without Cause or such person terminates such employment for Good Reason within two years after such Change in Control occurs, all outstanding CSAR Awards (as so substituted) then held by such person shall immediately become exercisable in full and all remaining Performance Cash Awards (as so substituted) shall become fully vested and non-forfeitable.
4.9    No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any Award made hereunder shall confer upon any person any right to continued employment by the Company, any Affiliate thereof or ULI or affect in any manner the right of the Company, any Affiliate thereof or ULI to terminate the employment of any person at any time without liability hereunder.
4.10    Beneficiary. In the event of the Executive’s death, any amounts payable or vested under Section 2.1 or 3.1 shall be payable to or vested in the Executive’s spouse; provide that, if there is no surviving spouse at the time of the Executive death, amounts payable or vested under Section 2.1 or 3.1 shall be payable to or vested in the Executive’s estate (or such other as may be required by applicable non-U.S. law, as determined by the Committee). Each outstanding CSAR held by the Executive, to the extent exercisable, may be exercised by the Executive’s spouse or estate (or such other person as may be required by applicable non-U.S. law, as determined by the Committee).

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4.11    Compliance With Section 409A of the Code. This Plan and each Award granted under this Plan is intended to comply with, or be exempt from, the provisions of Section 409A of the Code, and shall be interpreted and construed accordingly. The Committee shall have the discretion and authority to amend this Plan or any Award Agreement at any time to satisfy any requirements of Section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to this Plan or any such Award. To the extent any amounts under this Plan or an Agreement are payable by reference to the Executive’s “termination of employment,” such term shall be deemed to refer to Executive’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan or any agreement hereunder, if on the date of termination of employment (a) the Company is a publicly traded corporation and (b) an individual is a “specified employee,” as defined in Section 409A of the Code, then to the extent any amount payable under this Agreement constitutes the payment of nonqualified deferred compensation upon a “separation from service” within the meaning of Section 409A of the Code and under the terms of this Agreement would be payable prior to the six-month anniversary of the date of such termination, such payment shall be delayed until the earlier to occur of (i) the first business day following the six-month anniversary of the date of such termination or (ii) the date of the individual’s death.
4.12    Governing Law. This Plan, each Award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any related Agreement will be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).
4.13    Non-U.S. Employees. The Committee may grant Awards to Executives who are foreign nationals, who are located outside the United States, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions.
4.14    Clawback Policy. Notwithstanding any provision in this Plan or in the related Agreements to the contrary, all Awards under this Plan and the related Agreements shall be subject to the Underwriters Laboratories Inc. Clawback Policy established by the Company and incorporated by reference into this Plan and the related Agreements, as may be amended from time to time.